Exhibit 4.2 (e)

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 26, 2016 among Mines Management, Inc., an Idaho corporation (“Mines Management”), Newhi, Inc., a Washington corporation (“Newhi”), Montanore Minerals Corp., a Delaware corporation (“Montanore” and, together with Mines Management and Newhi, the “Guaranteeing Subsidiaries” and each a “Guaranteeing Subsidiary”), each of which is a direct or indirect subsidiary of Hecla Mining Company (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of April 12, 2013 (the “Indenture”), providing for the issuance of the Company’s 6.875% Senior Notes due 2021 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.     CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.     AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.     NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4.     NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.     COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.     EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.     THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: October 26, 2016

GUARANTEEING SUBSIDIARIES:

MINES MANAGEMENT, INC.

By:	/s/ Dean W.A. McDonald
Name:	Dean W.A. McDonald
Title:	President

NEWHI, INC.

By:	/s/ Dean W.A. McDonald
Name:	Dean W.A. McDonald
Title:	President

MONTANORE MINERALS CORP.

By:	/s/ Dean W.A. McDonald
Name:	Dean W.A. McDonald
Title:	President

HECLA MINING COMPANY

By:	/s/ Lindsay A. Hall
Name:	Lindsay A. Hall
Title:	Sr. Vice President & CFO

[Signature Page to Supplemental Indenture]

GUARANTORS:

HECLA LIMITED

By:	/s/ Lindsay A. Hall
Name:	Lindsay A. Hall
Title:	Vice President

HECLA ADMIRALTY COMPANY

By:	/s/ Dean W.A. McDonald
Name:	Dean W.A. McDonald
Title:	Vice President

HECLA SILVER VALLEY, INC.

By:	/s/ Dean W.A. McDonald
Name:	Dean W.A. McDonald
Title:	President

HECLA MC SUBSIDIARY, LLC

By:	/s/ Daniel A. Nelson
Name:	Daniel A. Nelson
Title:	President

RIO GRANDE SILVER, INC.

By:	/s/ Dean W.A. McDonald
Name:	Dean W.A. McDonald
Title:	President

SILVER HUNTER MINING COMPANY

By:	/s/ Dean W.A. McDonald
Name:	Dean W.A. McDonald
Title:	President

[Signature Page to Supplemental Indenture]

HECLA ALASKA LLC

By:	/s/ Lindsay A. Hall
Name:	Lindsay A. Hall
Title:	Vice President of Hecla Limited, It’s Member

HECLA GREENS CREEK MINING COMPANY

By:	/s/ Lindsay A. Hall
Name:	Lindsay A. Hall
Title:	Vice President

HECLA JUNEAU MINING COMPANY

By:	/s/ Lindsay A. Hall
Name:	Lindsay A. Hall
Title:	Vice President

BURKE TRADING INC.

By:	/s/ Dean W.A. McDonald
Name:	Dean W.A. McDonald
Title:	President

HECLA MONTANA, INC.

By:	/s/ Luther J. Russell
Name:	Luther J. Russell
Title:	President

REVETT SILVER COMPANY

By:	/s/ Luther J. Russell
Name:	Luther J. Russell
Title:	President

[Signature Page to Supplemental Indenture]

TROY MINE INC.

By:	/s/ Luther J. Russell
Name:	Luther J. Russell
Title:	President

RC RESOURCES, INC.

By:	/s/ Luther J. Russell
Name:	Luther J. Russell
Title:	President

REVETT EXPLORATION, INC.

By:	/s/ Luther J. Russell
Name:	Luther J. Russell
Title:	President

REVETT HOLDINGS, INC.

By:	/s/ Luther J. Russell
Name:	Luther J. Russell
Title:	President

[Signature Page to Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:	/s/ Teresa Petta
Name:	Teresa Petta
Title:	Vice President

[Signature Page to Supplemental Indenture]